Exhibit 99.1

VOYAGER ACQUISITION CORPORATION ANNOUNCES APPROVAL OF ITS BUSINESS COMBINATION WITH VERAXA BIOTECH AG

BROOKLYN, NY, March 13, 2026 (GLOBE NEWSWIRE)-- Voyager Acquisition Corporation (NASDAQ: “VACHU,” “VACH,” “VACHW”) (“Voyager” or the “Company”) held the general meeting on March 12, 2026 and approved the previously announced business combination (the “Business Combination”) with VERAXA Biotech AG (“VERAXA”). After the closing of the Business Combination, it is expected that the combined company will trade on Nasdaq under the new symbol (“VRXA”). As previously announced, holders of 25,217,315 of the Company's Class A ordinary shares (“Class A shares”) exercised their right to redeem their shares for a pro rata portion of the funds in the Company's trust account, reflecting redemptions of approximately 99.67% of the total Class A shares outstanding in connection with the completion of the Business Combination pursuant to the business combination agreement between the Company, VERAXA and the other parties thereto (the “Business Combination Agreement”). The 25,217,315 Class A shares, which were submitted for redemption, have not been withdrawn and will accordingly be redeemed pursuant to the option to redeem provided to holders of the Company’s Class A shares. As a result, assuming redemption elections are not withdrawn or reversed, following the effectuation of redemptions approximately $885,556 will remain in the Company's trust account and 82,685 Class A shares will convert into shares of the combined company, Veraxa Biotech Holding AG.

The closing of the Business Combination is subject to listing approvals by Nasdaq, and satisfaction or waiver, as applicable, of other customary closing conditions in the Business Combination Agreement.

About the Business Combination

On April 22, 2025, VERAXA entered into the Business Combination Agreement, as amended. Upon closing of the Business Combination, the combined company will become a publicly traded company listed on Nasdaq trading under the symbol “VRXA”.

About VERAXA Biotech AG

At VERAXA, we are building a premier engine for the discovery and development of next-generation antibody-based therapeutics, including bispecific ADCs, bispecific T cell engagers and other innovative formats. Powered by a suite of transformative technologies and guided by rigorous quality-by-design principles, we are rapidly advancing our pipeline of ADCs and proprietary BiTAC formats into clinical development and beyond. VERAXA was founded on scientific breakthroughs made at the European Molecular Biology Laboratory, a world-renowned institution known for pioneering life science research and cutting-edge technology.

For regular updates about VERAXA Biotech, visit www.veraxa.com. You can also follow us on LinkedIn.

About Voyager Acquisition Corp.

Voyager is a special purpose acquisition company with a bold mission: to revolutionize the healthcare sector through a merger, stock purchase, or business combination. Our team of experienced executives includes unparalleled expertise in investing, operations, and medical innovation, supported by a vast network of connections. With these strengths, we not only seek to drive success but commit to scaling companies to unprecedented heights in the healthcare industry.

For more information, please visit https://www.voyageracq.com.

Participants in the Solicitation

Voyager, VERAXA, and their respective directors, executive officers, other members of management, and employees may be deemed participants in the solicitation of proxies from Voyager’s stockholders with respect to the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Voyager’s directors and officers in Voyager’s filings with the Securities and Exchange Commission (the “SEC”), including the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, amendments and supplements thereto, and other documents filed with the SEC. Such information with respect to VERAXA’s directors and executive officers is also included in the proxy statement/prospectus. You may obtain free copies of these documents as described below under the heading “Additional Information and Where to Find It.”

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Voyager or VERAXA, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release includes certain statements that may be considered forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, without limitation, statements about future events or VERAXA’s future financial or operating performance. For example, statements regarding VERAXA’s anticipated growth and the anticipated growth and other metrics, and statements regarding the benefits of the Business Combination are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology.

 These forward-looking statements regarding future events and the future results of VERAXA are based on current expectations, estimates, forecasts, and projections about the industry in which VERAXA operates, as well as the beliefs and assumptions of VERAXA’s management. These forward-looking statements are only predictions and are subject to, without limitation, (i) known and unknown risks, including the risks and uncertainties indicated from time to time in the final prospectus of Voyager relating to its initial public offering filed with the SEC, and in the proxy statement/prospectus filed by Voyager and VERAXA on February 19, 2026, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC; (ii) uncertainties; (iii) assumptions; and (iv) other factors beyond VERAXA’s control that are difficult to predict because they relate to events and depend on circumstances that will occur in the future. They are neither statements of historical fact nor promises or guarantees of future performance. Therefore, VERAXA’s actual results may differ materially and adversely from those expressed or implied in any forward-looking statements and VERAXA therefore cautions against relying on any of these forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by VERAXA and its management, are inherently uncertain and are inherently subject to risks, variability and contingencies, many of which are beyond VERAXA’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against VERAXA or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (ii) the failure to realize anticipated benefits from the Business Combination; and (iii) other risks and uncertainties set forth in the filings with the SEC. There may be additional risks that VERAXA presently does not know or that VERAXA currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Any forward-looking statements made by or on behalf of VERAXA speak only as of the date they are made. VERAXA does not undertake any obligation to update any forward-looking statements to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

In connection with the Business Combination Agreement, Voyager and VERAXA filed a proxy statement/prospectus of Voyager, and other documents regarding the transaction with the SEC. This communication is not intended to be, and is not, a substitute for the proxy statement/prospectus or any other document that Voyager filed with the SEC in connection with the transaction. The definitive proxy statement and other relevant materials for the transaction were mailed and made available to stockholders of Voyager as of the record date established for voting on the transaction.

Before making any voting or investment decision, investors and stockholders of Voyager were urged to carefully read the entire registration statement, the proxy statement/prospectus, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, and the documents incorporated by reference therein, because they contain important information about Voyager, VERAXA, and the transaction. Voyager’s investors and stockholders and other interested persons can also obtain copies of the registration statement, the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, other documents filed with the SEC that were incorporated by reference therein, and all other relevant documents filed with the SEC by Voyager and/or VERAXA in connection with the transaction, without charge, at the SEC’s website at www.sec.gov, or by directing a request to Voyager at the address set forth below.

Contact

VERAXA Biotech AG	Voyager Acquisition Corp.
Dr. Christoph Antz CEO Email: antz@veraxa.com	Mr. Adeel Rouf CEO, and Director Email: adeel@voyageracq.com

For Media and Investors Mario Brkulj Valency Communications Email: mbrkulj@valencycomms.eu

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